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                                                                  EXHIBIT 10.134


                   AMENDMENT NO. 2 TO CONTRACT SALE AGREEMENT
                                       AND
                     AMENDMENT NO. 1 TO SERVICING AGREEMENT


         THIS AMENDMENT NO. 2 TO CONTRACT SALE AGREEMENT and AMENDMENT NO. 1 TO SERVICING AGREEMENT (the "Amendment") is made as of April 7, 2000, by and between NUVELL CREDIT CORPORATION, a Delaware corporation (the "Purchaser" or the "Owner"), and NATIONAL AUTO FINANCE COMPANY, INC., a Delaware corporation (the "Seller" or the "Servicer").

         WHEREAS, the Seller and the Purchaser have entered into that certain Contract Sale Agreement dated as of February 4, 2000, which was amended by a First Amendment to Contract Sale Agreement dated effective as of February 29, 2000 (the "Contract Sale Agreement"), pursuant to which the Seller has agreed to sell, and the Purchaser has agreed to purchase, Eligible Program Contracts, as defined in the Contract Sale Agreement; and

         WHEREAS, the Seller, as the "Servicer," and the Purchaser, as the "Owner," have entered into that certain Servicing Agreement dated as of February 4, 2000 (the "Servicing Agreement"), pursuant to which the Seller has agreed to provide collection and administrative services with respect to Sold Program Contracts purchased by the Purchaser from the Seller pursuant to the Contract Sale Agreement and that certain Sale and Purchase Agreement by and between the Seller, National Financial Auto Funding Trust II and the Purchaser dated as of March 30, 2000, as amended;

         WHEREAS, the Seller and the Purchaser now desire to amend the Contract Sale Agreement and the Servicing Agreement, in the manner and to the extent stated herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1.  Definitions.

         Each capitalized term in this Amendment shall have the meaning ascribed to it set forth in the Contract Sale Agreement, unless otherwise stated in this
Amendment:

         Section 2.  Amendments to Contract Sale Agreement.

         (a) Section 2.5 of the Contract Sale Agreement is hereby amended and restated in its entirety as follows:



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                  The Term of this Agreement shall be for an initial period (the
         "Initial Period") commencing on the date hereof and ending on May 31, 2000 (such date, as such is and may be extended pursuant hereto, is hereinafter referred to as the "Scheduled Termination Date"). The
         Seller and the Purchaser hereby agree that the Term of this Agreement shall be extended beyond the Initial Period until December 31, 2000.
         The Term of this Agreement shall be extended for an additional three
         (3) calendar months beyond a Scheduled Termination Date, unless the Purchaser or the Seller shall give written notice to the other party of its desire to terminate this Agreement at least fifteen (15) days prior to the Scheduled Termination Date. Either the Purchaser or the Seller shall be allowed to terminate this Agreement and its respective obligations under this Agreement (not including its indemnification obligations and such other obligations as shall survive termination of this Agreement, as specifically set forth herein) upon the earlier of
         (i) the Scheduled Termination Date, (ii) the passage of any applicable period of remedy and notice pursuant to Article VII, or (iii) after the Initial Period, the giving to the other party of at least thirty (30) days advance written notice of its desire to terminate this Agreement.

         (b) Section 5.1(c) of the Contract Sale Agreement is hereby amended and restated in its entirety as follows:

                  (c) Cause to be delivered to the Purchaser within fifteen (15) days after May 31, 2000, and after any other extension of the Scheduled Termination Date (i) an Officer's Certificate of the Seller in the form of Exhibit E, dated the date of such delivery; (ii) a Secretary's Certificate of Seller in the form required by Section 3.1(a)(v) hereof, dated the date of such delivery; and (iii) an opinion of counsel, in form and substance satisfactory to the Purchaser, reaffirming as of the date of its delivery the opinion of counsel with respect to the Seller and delivered to the Purchaser on the Closing Date pursuant to Section 3.1(a)(viii) hereof.

         (c) Section 7.3(b)(iii), subpart (B), of the Contract Sale Agreement is hereby amended by replacing the reference to "Six and 50/100 Percent (6.50%) per annum" with "Seven and 50/100 Percent (7.50%) per annum," so that such provision reads, "or (B) the difference between the Seller's actual cost of financing the ownership of Eligible Program Contracts and Seven and 50/100 Percent (7.50%) per
annum. . . ."

         Section 3.  Amendments to Servicing Agreement.

         Section 11.1 of the Servicing Agreement is hereby amended and restated in its entirety as follows:
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                  This Servicing Agreement shall be effective commencing as of the date hereof. The Term of this Servicing Agreement shall be for an initial period (the "Initial Period") commencing on the date hereof and ending on May 31, 2000 (such date, as such is and may be extended pursuant hereto, is hereinafter referred to as the "Scheduled Termination Date"). The Servicer and the Owner hereby agree that the Term of this Servicing Agreement shall be extended beyond the Initial Period until December 31, 2000. The Term of this Servicing Agreement shall be extended for an additional three (3) calendar months beyond a Scheduled Termination Date, unless the Owner shall give written notice to the Servicer of its desire to terminate this Agreement at least fifteen (15) days prior to the Scheduled Termination Date. Notwithstanding the foregoing, the Term of this Servicing Agreement shall be terminated upon the happening of any of the following events:
         (a) the later of the collection by Servicer and transfer to Owner of final payment or liquidation with respect to the last Contract and the remittance of all funds due hereunder; (b) the mutual written consent of Servicer and Owner; (c) Servicer or Owner has an uncured Default under Article X hereof, and the non-defaulting party has given the defaulting party notice of termination as provided in Article X, which Event of Default has not been waived by the non-defaulting party pursuant to Section 10.3 hereof, or (d) the earlier of the last day of the calendar month in which the Sale Agreement shall be terminated, pursuant to its terms or otherwise, or the fifteenth (15th) day after which either the Servicer or the Owner shall have given written notice to the other party of its desire to terminate the Sale Agreement pursuant to subprovision (iii) of the last sentence of Section 2.5 of the Sale Agreement.

         Section 4.  Governing Law.

         THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         Section 5.  Counterparts.

         This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

         Section 6.  Effectiveness of Contract Sale Agreement.

         Except as expressly amended by the terms of this Amendment, all terms and conditions of the Contract Sale Agreement and the Servicing Agreement shall remain in full force and effect.



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         IN WITNESS WHEREOF, Seller and Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                  NUVELL CREDIT CORPORATION,
                                   as Purchaser and Owner


                                  By:      /s/ TOMMY E. PRITCHARD
                                           ------------------------------------
                                           Tommy E. Pritchard
                                  Title:   President


                                  NATIONAL AUTO FINANCE COMPANY, INC.,
                                   as Seller and Servicer


                                  By:      /s/ WILLIAM MAGRO
                                           ------------------------------------
                                           William Magro
                                  Title:   President and Chief Operating Officer



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